Exhibit 1.1

3,000,000 Shares

NEXSTAR BROADCASTING GROUP, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

February 6, 2013

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

1. Introductory. The stockholders listed in Schedule I, Part A hereto (collectively, the “Selling Stockholders”) propose severally to sell an aggregate of 3,000,000 shares (“Firm Securities”) of Class A Common Stock, par value $0.01 per share (“Securities”), of Nexstar Broadcasting Group, Inc., a Delaware corporation (“Company”), and also propose to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”), at the option of the Underwriter, an aggregate of not more than 450,000 additional shares (“Optional Securities”) of the Company’s Securities as set forth below, which have been or will be issued to the Selling Stockholders upon the conversion of a portion of shares of Class B common stock of the Company held by each of the Selling Stockholders. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Company and the Selling Stockholders agree with the Underwriter as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (Registration Nos. 333-184743 and 333-184743-01), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. The term “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 5:19 p.m. New York City time, on the date of this Agreement.

“Closing Date” has the meaning defined in Section 4 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule IV to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof.

(c) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement. If, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriter, following receipt of notice from the Underwriter that the Offered Securities remain unsold, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Underwriter, will use its commercially reasonable best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated February 6, 2013 (the “Preliminary Prospectus Supplement”) including the base prospectus, dated November 20, 2012 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule IV to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, if any, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on, or result in a development that could reasonably be expected to have a material adverse effect on, the condition (financial or otherwise), properties, business, earnings or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (collectively, a “Material Adverse Effect”).

(h) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and as except as disclosed in the General Disclosure Package in connection with debt obligations or Federal Communications Commission (the “FCC”) license conditions of the Company or any of its subsidiaries, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. Nexstar Finance Holdings, Inc. and Nexstar Broadcasting, Inc. are the only entities that the Company owns directly or indirectly.

(i) Offered Securities. As of the First Closing Date, the Offered Securities and all other outstanding shares of capital stock of the Company will have been converted, if applicable, and duly authorized, validly issued, fully paid and nonassessable and will conform to the descriptions thereof in the General Disclosure Package and the Final Prospectus in all material respects; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the General Disclosure Package, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. As of the applicable Optional Closing Date, all Optional Securities to be sold on such Closing Date will have been duly and validly converted into Securities from shares of Class B common stock. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the General Disclosure Package and the Final Prospectus.

(j) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(k) Reporting. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(l) Registration Rights. Except as disclosed in the General Disclosure Package, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the sale of the Offered Securities.

(m) Listing. The Offered Securities have been approved for listing on the NASDAQ Stock Market, subject to notice of issuance.

(n) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title in fee simple to, or have a valid interest and rights to use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The assets and properties owned, leased or otherwise used by the Company are in good repair, working order and condition, except in such cases as their use does not so require or would not result in a Material Adverse Effect.

(o) Tax Filings. The Company and its subsidiaries have filed all required federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid (other than those being contested in good faith and by appropriate proceedings) by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except with respect to any such state or foreign taxes where such failure to make such filings or pay such taxes would not have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in accordance with generally accepted accounting principles (“GAAP”) in the applicable financial statements referred to in Section 2(cc) below in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries, as the case may be, has not been finally determined.

(p) Absence of Defaults and Conflicts Resulting from Transaction. None of the Company or its subsidiaries is (1) in violation of its charter or by-laws, or (2) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries, is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except, in the case of clause (2) above, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Applicable Actions (as defined below) (1) has been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws, of the Company, or any of its subsidiaries, (2) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect, (3) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries except as would not, individually or in the aggregate, have a Material Adverse Effect and (4) will not require any prior consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, except (x) such as have been obtained or made and are in full force and effect under (A) the Securities Act, (B) the rules and regulations of the FCC or (C) applicable state securities or blue sky laws or (y) except for filings that are required to be made with the FCC following consummation of the Offering solely for informational purposes pursuant to FCC rules and regulations.

As used herein, “Applicable Actions” refers to the consummation of any transactions contemplated by this Agreement and by the General Disclosure Package, and the transfer and delivery of the Securities.

As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(r) Possession of Licenses and Permits. The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except as would not have a Material Adverse Effect, and none of the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(s) FCC Licenses and Matters.

(i) The Company and its subsidiaries hold such validly issued FCC licenses and authorizations as are necessary to operate their respective television stations (the “Stations”) as they are currently operated (collectively, the “FCC Licenses”), and each such FCC License is in full force and effect. The Stations and FCC Licenses of the Company and its subsidiaries are listed on Schedule III hereto, and each of such FCC Licenses has the expiration date indicated on Schedule III.

(ii) Neither the Company nor any of its subsidiaries has any knowledge of any condition imposed by the FCC as part of any FCC License, other than conditions either set forth on the face thereof as issued by the FCC or contained in the rules and regulations of the FCC or the Communications Act of 1934, as amended (the “Communications Act”) applicable generally to stations of the type, nature, class or location of the Station in question, which would not, in either case, result in a Material Adverse Effect. Each Station has been and is being operated in all material respects in accordance with the terms and conditions of the FCC Licenses applicable to it and the rules and regulations of the FCC and the Communications Act.

(iii) No proceedings are pending or to the knowledge of the Company or any of its subsidiaries are threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station or its operations, other than any matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and proceedings affecting the television broadcasting industry in general.

(iv) All reports, applications and other documents required to be filed by the Company and its subsidiaries with the FCC with respect to the Stations and the transfer and the sale of the Securities contemplated hereby have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has knowledge of any matters that would reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition on the Company or any of its subsidiaries of any material fines or forfeitures by the FCC, or which would reasonably be expected to result in the suspension, revocation, rescission, reversal or modification of any Station’s authorization to operate as currently authorized under the rules and regulations of the FCC and the Communications Act.

(v) There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations.

(t) Network Affiliation Agreements. Each of the network affiliation agreements between the broadcast television stations owned or operated by the Company or any of its subsidiaries and CBS Television Network, NBC TV Network, American Broadcasting Companies, Inc., FOX Broadcasting Company, The CW, MyNetworkTV and Bounce TV respectively, have been duly authorized, executed and delivered by the Company or the subsidiary and constitute valid and legally binding agreements of the respective parties thereto.

(u) Local Service Agreements. The local service agreements between the Company or any of its subsidiaries and the other parties thereto listed on Schedule II hereto (a) are a complete list of all local service agreements entered into by the Company or its subsidiaries; (b) have all been duly authorized, executed and delivered by the Company or its subsidiaries; and (c) constitute valid and legally binding agreements of the respective parties thereto.

(v) Station Properties, Equipment and Systems. All of the material properties, equipment and systems of the Company and its subsidiaries, and the Stations owned and/or operated by them are, and all material properties, equipment and systems to be added in connection with any contemplated Station expansion or construction will be, in a condition which is sufficient for the operation thereof in accordance with the past practice of the Station in question, and are and will be in compliance with all applicable standards, rules or requirements imposed by (a) any governmental agency or authority, including, without limitation, the FCC and (b) any FCC License, in each case except where such noncompliance or condition could not reasonably be expected to have a Material Adverse Effect.

(w) Possession of Intellectual Property. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect. None of the Company or its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to have a Material Adverse Effect. None of the technology employed by the Company or its subsidiaries has been obtained or is being used by any of them in violation of any contractual obligation binding on it, or to the Company’s knowledge, any of their officers, directors or employees or otherwise in violation of the rights of any person, except for those violations that would not reasonably be expected to have a Material Adverse Effect.

(x) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Material U.S. Federal Income Tax Considerations” and “Description of Common Stock” and in the Company’s 2011 Annual Report on Form 10-K

incorporated by reference in the General Disclosure Package and the Final Prospectus under the headings (i) “Business—Federal Regulation”, (ii) “Risk Factors—The FCC could decide not to grant renewal of the FCC license of any of the stations we operate or provide services to which would require that station to cease operations”, (iii) “Risk Factors—FCC actions may restrict our ability to create duopolies under local service agreements, which would harm our existing operations and impair our acquisition strategy”, (iv) “Risk Factors—The level of foreign investments held by our principal stockholder, ABRY Partners, LLC and its affiliated funds (“ABRY”), may limit additional foreign investments made in us” and (v) “Risk Factors—The FCC could implement regulations or Congress could adopt legislation that might have a significant impact on the operations of the stations we own and the stations we provide services to or the television broadcasting industry as a whole”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown as of the dates of such statements.

(y) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(z) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company and its subsidiaries are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and prior to the filing of or in the Company’s 2012 Annual Report on Form 10-K the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(aa) Litigation. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (a) against or affecting the Company or any of its subsidiaries or (b) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, where in any such case (x) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (y) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(bb) Labor. No material labor dispute with the employees of the Company or its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(cc) Financial Statements. The consolidated financial statements, together with the related schedules and notes, included or incorporated by reference in the General Disclosure Package present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Preliminary Prospectus Supplement under the captions “Summary Historical Consolidated Financial and Other Data of Nexstar” and “Selected Historical Financial Data” and elsewhere in the General Disclosure Package present fairly the information set forth therein on a basis consistent with that of the audited financial statements contained in the General Disclosure Package. The pro forma combined financial statements of the Company and its subsidiaries and the related notes thereto included under the caption “Unaudited Pro Forma Combined Financial Data” and elsewhere in the General Disclosure Package present fairly the information contained therein, have been prepared in accordance with Article 11 of Regulation S-X and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

There are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required.

(dd) Statistical and Market-Related Data. The statistical and market-related data included in the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate and represent their good faith estimates that are made on the basis of data derived from such sources.

(ee) Auditors of the Company. PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of the Company filed with the Commission and included in the General Disclosure Package, is an independent registered public accounting firm within the meaning of the Securities Act and the rules of the Public Company Accounting Oversight Board.

(ff) Auditors of Newport. Grant Thornton LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of the certain twelve television stations and associated digital sub-channels in eight markets (collectively, the “Newport Assets”) owned by Newport Television LLC and Newport Television License LLC (collectively, “Newport”) and included in the General Disclosure Package, is an independent registered public accounting firm within the meaning of the Securities Act and the rules of the Public Company Accounting Oversight Board.

(gg) No Material Adverse Change. Except in each case as otherwise disclosed in the General Disclosure Package, subsequent to the date of the most recent financial statements of the Company included or incorporated by reference in the General Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the General Disclosure Package) or long-term indebtedness of the Company and its subsidiaries, (iv) none of the Company and its subsidiaries, considered as one entity, has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or material agreement not in the ordinary course of business and (v) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any other action, order or decree of any court or arbitrator or governmental or regulatory authority.

(hh) Investment Company Act. Neither the Company nor any of its subsidiaries is and, after giving effect to the transactions described in the General Disclosure Package, will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company or its subsidiaries. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their respective business as now conducted and at a cost that would not have a Material Adverse Effect. None of the Company or any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(jj) ERISA. The Company and its subsidiaries, and each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance in all material respects with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations, and published interpretations thereunder (the “Code”). “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of a group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or any of its subsidiaries is a member. No “reportable event” (as described in Section 4043(c) of ERISA), other than any such event for which the 30 day notice requirement has been waived pursuant to applicable regulations has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, any of its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have a material “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(16) and 4001(a)(18) of ERISA). Neither the Company, any of its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or a favorable determination letter has been requested within the applicable remedial amendment period), and nothing has occurred, whether by action or failure to act, which would adversely affect the qualified status of such plan. Except as disclosed in the General Disclosure Package, there has not been, nor is there reasonably likely to be, a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently complete fiscal year. For the purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability. The execution and delivery of this Agreement and the transfer and sale of the Securities hereunder will not involve a prohibited transaction that is subject to section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

(kk) Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) OFAC. None of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and its subsidiaries will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(mm) FCPA. Neither the Company, nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(nn) No Restrictions on Payments by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

Any certificate signed by an officer of the Company or any of its subsidiaries and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company or such subsidiary to the Underwriter as to the matters set forth therein.

3. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally, represents and warrants to, and agrees with, the Underwriter and the Company that:

(a) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained or made and are in full force and effect under the Act.

(b) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or the constituent documents of such Selling Stockholder except for such conflicts, breaches, violations, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.

(c) Compliance with Securities Act Requirements. (i) (A) At the Effective Time, (B) on the date of this Agreement and (C) on each Closing Date, the Registration Statement and any additional Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b), and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on its date, at the time of filing of the Preliminary Prospectus Supplement pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and at the Applicable Time, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from such Registration Statement, Preliminary Prospectus Supplement, General Disclosure Package or Final Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 9(c). The preceding sentence applies only to the extent that any statements in or omissions from a Registration Statement, the General Disclosure Package, the Final Prospectus, any Statutory Prospectus or any amendments or supplements thereto are based on written information furnished by the Selling Stockholders to the Company expressly for use therein. For purposes of this Section 3(c), the parties hereto agree that the only information furnished to the Company by the Selling Stockholders is the information about such Selling Stockholders set forth under the caption entitled “Selling Stockholders” in the foregoing documents.

(d) No Undisclosed Material Information. The sale of the Offered Securities by the Selling Stockholders pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(e) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each Selling Stockholder.

(f) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(g) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(h) Title to Securities. Such Selling Stockholder on each Closing Date will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Stockholders on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholders on such Closing Date.

(i) Good Standing of Selling Stockholders. Such Selling Stockholder is validly existing and in good standing under the laws of the jurisdiction of its organization.

(j) No Distribution of Offering Material. Such Selling Stockholder has not distributed or will distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

4. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholders agree, severally, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, at a purchase price of $13.75 per share, the number of Firm Securities set forth opposite the name of the Underwriter in Schedule I, Part B hereto.

The Selling Stockholders will deliver the Firm Securities to or as instructed by the Underwriter for the account of the Underwriter against payment of the purchase price by the Underwriter in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholders at the office of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, at 9:00 A.M., New York time, on February 12, 2013, or at such other time not later than seven full business days thereafter as the Underwriter and the Selling Stockholders determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered will be in such denominations and registered in such names as the Underwriter requests and will be made available for checking at the above office of Shearman & Sterling LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Underwriter given to the Company and the Selling Stockholders, from time to time not more than 30 days subsequent to the date of the Preliminary Prospectus Supplement, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally, to sell to the Underwriter the number of shares of Optional Securities specified in such notice and the Underwriter agrees to purchase such Optional Securities. Such Optional Securities may be purchased by the

Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being referred to as a “Closing Date”), shall be determined by the Underwriter but shall be not be later than five full business days after written notice of election to purchase Optional Securities is given or at such other time as mutually agreed to between the Company, the Selling Stockholders and the Underwriter. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Underwriter for the account of the Underwriter, at the above office of Shearman & Sterling LLP, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholders, at the above office of Shearman & Sterling LLP. The Optional Securities being purchased on each Optional Closing Date will be in such denominations and registered in such names as the Underwriter requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking at the above office of Shearman & Sterling LLP at a reasonable time in advance of such Optional Closing Date.

5. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

6. Certain Agreements of the Company and the Selling Stockholders.

(a) The Company agrees with the Underwriter and, as applicable, the Selling Stockholders that:

(i) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(ii) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriter a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriter promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(iv) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(v) Furnishing of Prospectuses. The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(vi) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designate and will continue such qualifications in effect so long as required for the distribution; provided, that, in connection therewith, the Company will not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it would not otherwise be required to so file or qualify, or subject itself to taxation for doing business in any jurisdiction in which it is not otherwise so subject.

(vii) Reporting Requirements. During the period of two years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriter.

(viii) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter, except (A) any Securities issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in the General Disclosure Package and the Final Prospectus, including shares of Class B common stock held by the Selling Stockholders, (B) any Securities issued or options to purchase Securities granted pursuant to existing equity incentive plans or employee benefit plans of the Company that are described in the General Disclosure Package and the Final Prospectus, (C) any Securities issued pursuant to any non-employee director stock plan or (D) any registration statement on Form S-8 under the Act with respect to the foregoing clauses (B) and (C). The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Underwriter consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Underwriter waives, in writing, such extension. The Company will provide the Underwriter notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(b) Payment of Expenses. The Selling Stockholders, the Company and the Underwriter agree that the Company shall pay all costs, fees and expenses incurred in connection with the performance of the obligations of the Company and the Selling Stockholders hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the transfer and delivery of the Securities, (ii) all necessary issue, transfer and other stamp taxes in connection with the transfer and sale of the Securities to the Underwriter, (iii) all fees and expenses of the Selling Stockholders’ and the Company’s counsel, independent public or certified public accountants and other advisors of the Company, and all fees and expenses of the independent public or certified public accountants of Newport pertaining to the financial statements and supporting schedules of the Newport Assets and included in the Statutory Prospectus, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Prospectus (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Selling Stockholders, the Company, or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky or the provincial laws of Canada and, if requested by the Underwriter, preparing and printing a “blue sky survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions; provided, however, that all such fees and disbursements shall not exceed $15,000, (vi) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriter in connection with the review by the Financial Industry Regulatory Authority, if any, of the terms of the sale of the Securities; provided, however, that all such fees and disbursements shall not exceed $25,000, (vii) all fees and expenses (including reasonable fees and expenses of counsel) of the Selling Stockholders and the Company in connection with the approval of the Securities by the depositary for “book-entry” transfer, (viii) all fees and expenses incident to listing the Offered Securities on the NASDAQ Stock Market and other national and foreign exchanges and (ix) all expenses incident to the “road show” for the offering of the Securities, other than airfare, rail fare and hotel expenses of the Underwriter’s employees. Except as provided in this Section 6(b), the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel.

(c) Absence of Manipulation. The Company and the Selling Stockholders agree with the Underwriter that the Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(d) Withholding Tax. To avoid a 28% backup withholding tax each Selling Stockholder agrees to deliver to the Underwriter prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

7. Free Writing Prospectuses. The Company and the Selling Stockholders represent and agree, severally and not jointly, that unless they obtain the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless they obtain the prior consent of the Company, none of them have made and none will make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

8. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. (i) On the date hereof, the Underwriter shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter and PricewaterhouseCoopers LLP, covering the financial information in the Prospectus and other customary matters. In addition, on each Closing Date, the Underwriter shall have received from such accountants a “bring-down comfort letter” dated such Closing Date addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter and PricewaterhouseCoopers LLP, in the form of the “comfort letter” delivered on the date hereof, except that (x) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (y) procedures shall be brought down to a date no more than two days prior to such Closing Date. (ii) On the date hereof, the Underwriter shall have received from Grant Thornton LLP, the independent registered public accounting firm for Newport, a “comfort letter” dated the date hereof addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter and Grant Thornton LLP, covering the financial information in the Prospectus and other customary matters relating to the Newport Assets. In addition, on each Closing Date, the Underwriter shall have received from such accountants a “bring-down comfort letter” dated such Closing Date addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter and Grant Thornton LLP, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information relating to the Newport Assets in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than two days prior to such Closing Date.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 6(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock, if any, of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock, if any, of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company. On each Closing Date, the Underwriter shall have received opinions, dated such Closing Date, (i) of Kirkland & Ellis LLP, as counsel for the Company, in the forms attached hereto as Exhibit A and Exhibit B, (ii) of Kirkland & Ellis LLP, as counsel for the Selling Stockholders, in the form attached hereto as Exhibit C, and (iii) of Wiley Rein LLP, special regulatory counsel for the Company, in the form attached hereto as Exhibit D.

(e) Opinion of Counsel for Underwriter. On each Closing Date, the Underwriter shall have received from Shearman & Sterling LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Officer’s Certificate. The Underwriter shall have received a certificate, dated each Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(g) The Company shall have delivered to the Underwriter a certificate, dated as of each Closing Date, certifying that the Company is not a “United States real property holding corporation” for purposes of Section 897 and Section 1445 of the Code, and shall have provided notice to the U.S. Internal Revenue Service as required under Treas. Reg. Sec. 1.897-2(h)(2).

The Company and the Selling Stockholders will furnish the Underwriter with any additional opinions, certificates, letters and documents as the Underwriter reasonably request and conformed copies of documents delivered pursuant to this Section 9. The Underwriter may in its sole discretion waive on behalf of the Underwriter compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

9. Indemnification and Contribution. (a) Indemnification of Underwriter. The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such Statutory Prospectus, the Final Prospectus or any such Issuer Free Writing Prospectus, in the light of the circumstances in which such statements were made), and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriter by Selling Stockholders. The Selling Stockholders, severally, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that a Selling Stockholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by a Selling Stockholder to the Company for use in the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, and provided, further, that, for purposes of this Agreement, the parties hereto agree that the only information furnished to the Company by the Selling Stockholders is the information set forth in the section entitled “Selling Stockholders” and provided, further, that the liability under this subsection of the Selling Stockholders shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholders from the sale of Securities sold by the Selling Stockholders hereunder.

(c) Indemnification of Company. The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Stockholder (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such Statutory Prospectus, the Final Prospectus or any such Issuer Free Writing Prospectus, in the light of the circumstances in which such statements were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the twelfth paragraph and the second sentence of the thirteenth paragraph under the caption “Underwriting”.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The contributions of each Selling Stockholder under this subsection shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to each Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined any method of allocation which does not take account of the equitable considerations referred to in this subsection (e).

(f) Liability. The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason, the Company will reimburse the Underwriter for all documented out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriter pursuant to Section 9 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 3 and all obligations under Section 6 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073)], or, if sent to the Company, will be mailed or delivered to it at Nexstar Broadcasting Group, Inc., 5215 N. O’Connor Boulevard, Suite 1400, Irving, Texas 75039, Facsimile (972) 373-8888, Attention: Thomas E. Carter, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to ABRY Partners, LLC, 111 Huntington Avenue, 29th Floor, Boston, Massachusetts 02199, Attention: Debbie Johnson; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. The Underwriter has been retained solely to act as underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between any of the Company, the Selling Stockholders and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriter and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or any Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company or any Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Stockholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

[Signature pages follow]

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the Underwriter in accordance with its terms.

Very truly yours,

ABRY BROADCAST PARTNERS II, L.P.

By	/s/ Jay Grossman
	Name:	Jay Grossman
	Title:	Authorized Signatory

ABRY BROADCAST PARTNERS III, L.P.

By	/s/ Jay Grossman
	Name:	Jay Grossman
	Title:	Authorized Signatory

NEXSTAR BROADCASTING GROUP, INC.

By	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ John W. Harrison
	Name:	John W. Harrison
	Title:	Managing Director

SCHEDULE I

PART A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
ABRY Broadcast Partners II, L.P.	1,298,419	194,763
ABRY Broadcast Partners III, L.P.	1,701,581	255,237
Total	3,000,000	450,000

PART B

Underwriter	Number of Firm Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,000,000
Total	3,000,000

Sch. I-1